Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE:	§
§
GULF COAST OIL CORPORATION,	§	CASE NO. 08-50213
§
CENTURY RESOURCES, INC.	§	CASE NO. 08-50214
§
NEW CENTURY ENERGY CORP.,	§	CASE NO. 08-50215
§
Debtors.	§	Chapter 11
	§	Jointly Administered
	§	Under Case No. 08-50213

FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11,
TITLE 11 OF THE UNITED STATES CODE OF GULF COAST OIL CORPORATION, CENTURY RESOURCES, INC., AND NEW CENTURY ENERGY CORP., DEBTORS

David Zdunkewicz, Attorney-in-Charge
(Texas Bar No. 22253400)
Chasless Yancy
(Texas Bar No. 24033481)
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002-2910
Telephone: (713) 220-4200
Facsimile: (713) 220-4285

Attorneys for Gulf Coast Oil Corporation, Century Resources, Inc., and New Century Energy Corp..
Dated: March 13, 2009
Houston, Texas

INTRODUCTION		4
ARTICLE I . DEFINITIONS		4
ARTICLE II . PROVISION FOR PAYMENTS OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		11
2.1.	Administrative Claims.	11
2.2.	Priority Tax Claims.	11
ARTICLE III . CLASSIFICATION OF CLAIMS		11
3.1.	Classification.	11
3.2.	Unclassified Claims.	11
3.3.	Identification of Classes.	12
3.4.	Unimpaired Classes.	12
3.5.	Impaired Classes.	12
3.6.	Non-Voting Classes.	12
ARTICLE IV . PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS		13
4.1.	Priority Non-Tax Claims (Class 1).	13
4.2.	Secured Lender Claims (Class 2).	13
4.3.	Other Secured Claims (Class 3).	13
4.4.	General Unsecured Claims (Class 4).	13
4.5.	Equity Interests in Century Resources (Class 5).	13
4.6.	Equity Interests in Gulf Coast Oil (Class 6).	13
4.7.	Equity Interests in New Century (Class 7).	14
4.8.	Reservation of Rights Regarding Claims.	14
ARTICLE V . EXECUTORY CONTRACTS AND UNEXPIRED LEASES		14
5.1.	Assumed Contracts and Leases.	14
5.2.	Payments Related to Assumption of Contracts and Leases.	14
5.3.	Rejection Claim Bar Date.	14
ARTICLE VI . CLAIM OBJECTION PROCEDURES AND TREATMENT OF PROOFS OF CLAIM		15
6.1.	Right to Object to Claims.	15
6.2.	Deadline for Claim Objections.	15
6.3.	Settlement of Claim Objections.	15
ARTICLE VII . MEANS OF IMPLEMENTATION		15
7.1.	Distributions.	15
7.2.	Sale of the Debtors’ Assets.	15
Management of Property Pending Sale		16
7.3.	Preservation of Rights of Action.	16
(a)	Possible Litigation by the Debtors.	17
7.4.	Effectuating Documents; Further Transactions.	17
ARTICLE VIII . PROVISIONS GOVERNING DISTRIBUTIONS		17
8.1.	Distributions for Claims Allowed as of Effective Date.	17
8.2.	Interest on Claims.	17
8.3.	Means of Cash Payment.	17
8.4.	Delivery of Distributions.	17
8.5.	Setoffs.	18
8.6.	Prepayment.	18
8.7.	No Distribution in Excess of Allowed Amount of Claim.	18

8.8.	Allocation of Distributions.	18
ARTICLE IX . PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO		18
9.1.	Prosecution of Objections to Claims.	18
(a)	Objections to Claims.	18
(b)	Authority to Prosecute Objections.	19
9.2.	Treatment of Disputed Claims; Disputed Claims Reserves.	19
(a)	Disputed Claims.	19
(b)	Reserves for Disputed Claims.	19
9.3.	Distributions on Account of Disputed Claims Once They are Allowed.	19
9.4.	Unclaimed Distributions and Uncashed Checks.	20
ARTICLE X . CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		20
10.1.	Conditions Precedent to Effective Date.	20
10.2.	Waiver of Conditions.	21
ARTICLE XI . DEFAULTS		21
11.1.	Events of Default.	21
11.2.	Remedies for Defaults.	21
ARTICLE XII . RETENTION OF JURISDICTION		21
ARTICLE XIII . MISCELLANEOUS PROVISIONS		23
13.1.	Professional Fee Claims; Expense Reimbursement.	23
13.2.	Administrative Claims.	24
13.3.	Payment of Statutory Fees.	24
13.4.	Modifications and Amendments.	24
13.5.	Severability of Plan Provisions.	25
13.6.	Dissolution of the Debtors.	25
13.7.	Discharge of the Debtors.	25
13.8.	Releases and Limitation of Liability of Exculpated Persons.	25
13.9.	Binding Effect.	26
13.10.	Revocation, Withdrawal, or Non-Consummation.	26
13.11.	Notices.	26
13.12.	Term of Injunctions or Stays.	27
13.13.	Computation of Time.	27
13.14.	Ratification.	27
13.15.	Governing Law.	27

FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11,
TITLE 11, UNITED STATES CODE OF GULF COAST OIL CORPORATION,
CENTURY RESOURCES, INC., AND NEW CENTURY ENERGY CORP., DEBTORS

INTRODUCTION

Gulf Coast Oil Corporation (“Gulf Coast Oil”), Century Resources, Inc. (“Century Resources”), and New Century Energy Corp. (“New Century”) hereby propose the following joint plan of reorganization for the resolution of their outstanding Claims and Interests (as defined herein).  Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, business, properties, results of operations, projections for future operations, and risk factors for the Debtors, a summary and analysis of the Plan (as defined herein) and certain related matters.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code (as defined herein).

All holders of Claims and Interests are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined herein), and Article XIV of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial confirmation.

CONSOLIDATED PLAN

The Plan is being proposed as a joint plan of reorganization for all of the Debtors.  Claims against, and Interests in, the Debtors (other than Administrative Expenses and Priority Tax Claims) are classified in Article III hereof and treated in Article IV hereof.  Because the Plan does not substantively consolidate the three separate Debtors, the Debtors must meet the requirements for section 1129 of the Bankruptcy Code with respect to each Debtor in order to confirm the Plan.

ARTICLE I.  DEFINITIONS

The following terms herein shall have the respective meanings defined below:

1.1.           “Administrative Claim” means (a) a cost or expense of administration as defined by section 503(b) of the Bankruptcy Code (b) any fee or charge assessed against the Estates under 28 U.S.C. § 1930, and (c) any Claim Allowed pursuant to 11 U.S.C. § 503.

1.2.           “Administrative Claims Bar Date” means the date designated by the Bankruptcy Court as the last date for asserting certain Administrative Claims.

1.3.           “Allowance Date” shall mean (i) as to a Disputed Claim, the date on which such Claim becomes an Allowed Claim by Final Order and (ii) as to any other Claim that is not a Disputed Claim, the Initial Distribution Date.

1.4.           “Allowed” means, with respect to any Claim, such Claim or any portion thereof and with respect to each Debtor (a) any Claim against such Debtor that has been listed by the Debtor in its Schedules, as liquidated in amount and not Disputed or contingent and for which no contrary Proof of Claim has been filed; or (b) as to which a Proof of Claim or application has been timely filed in a liquidated amount with the Bankruptcy Court pursuant to the Bankruptcy Code or any order of the Bankruptcy Court, or late-filed with leave of the Court after notice and a hearing, provided that (i) no objection to the allowance of a Claim under clause (a) or (b) above, or motion to expunge such Claim, has been interposed before any final date for the filing of such objections or motions set forth in this Plan, the Confirmation Order or other order of the Bankruptcy Court, or (ii) such Claim is held allowed by Final Order; provided further that any Claims allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” for the purpose of Distributions hereunder.

1.5.           “Asset Purchase Agreement” means the Asset Purchase Agreement between the Debtors and NCEY Holdings Corp. and Brazos Lateral Holdings Corp. in substantially the form as attached to the Debtors’ First Amended Disclosure Statement.

1.6.           “Avoidance Actions” means any causes of action arising under sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

1.7.           “Ballot” means the ballot for voting to accept or reject the Plan.

1.8.           “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.9.           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or in the event such court ceases to exercise jurisdiction over the Debtors’ chapter 11 cases, such court as may have jurisdiction with respect to the reorganization or liquidation of the Debtors under chapter 11 of the Bankruptcy Code.

1.10.         “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as amended by the Revised Interim Bankruptcy Rules, and as may be further amended from time to time, applicable to the cases, and any Local Rules of the Bankruptcy Court.

1.11.         “Bar Date” means December 4, 2008, or such other date as may be set by the Bankruptcy Court as a deadline for Creditors to file proofs of claim (other than Administrative Claims and Professional Fee Claims).

1.12.         “Beneficial Holder” means the Person holding the beneficial interest in a Claim or Interest.

1.13.         “Broadpoint” means Broadpoint Capital, Inc.

1.14.         “Broadpoint Letter Agreement” that certain letter agreement between Broadpoint and the Debtors dated as of July 25, 2008.

1.15.         “Business Day” means any day excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)).

1.16.         “Cash” means legal tender of the United States or equivalents thereof.

1.17.         “Century Resources” means Century Resources, Inc., a Delaware corporation and one of the Debtors in these Chapter 11 cases.

1.18.         “Century Resources Interests” means the prepetition common stock interest in Century Resources, and owned by New Century as of the Record Date.

1.19.         “Chapter 11 Cases” means the jointly administered chapter 11 cases of the Debtors.

1.20.         “Claim” means (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

1.21.         “Claims Objection Deadline” means the last day for filing objections to Disputed Claims, which day shall be the later of (a) 30 days after the Effective Date, or (b) 60 days after the applicable Proof of Claim is filed.

1.22.         “Claims Reserve” means that reserve created pursuant to Section 10.2 of the Plan.

1.23.         “Class” means any group of substantially similar Claims classified in the Plan.

1.24.         “Collateral” means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim which Lien is not subject to avoidance under the Bankruptcy Code.

1.25.         “Confirmation Date” means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

1.26.         “Confirmation Hearing” means the date established by the Bankruptcy Court to consider confirmation of the Plan.

1.27.         “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

1.28.         “Creditor” means any Person who holds a Claim against any of the Debtors.

1.29.         “Cure” means the distribution of Cash, or other such property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.30.         “Debtor(s)” means, individually or collectively, Gulf Coast Oil, Century Resources, or New Century.

1.31.         “Disbursing Agent” means any entity, including the Debtors or NCEY Holdings Corp., in its capacity as a disbursing agent under the Plan

1.32.         “Disclosure Statement” means the disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.33.         “Disputed” means with respect to any Claim, that such Claim has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and:

(a)           if no Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date, which has been or hereinafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

(b)           if no Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date, (i) for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed, (ii) for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent, or disputed, but the amount of such Claim as asserted in the Proof of Claim exceeds the amount of such Claim as listed in the Schedules, or (iii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by Final Order;

(c)           for which a Proof of Claim was required to be filed by the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

(d)           is a Claim for damages based upon the rejection by the Debtors of an executory contract or unexpired lease under section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not passed; or

(e)           is disputed in accordance with the provisions of the Plan.

1.34.         “Distribution” means a distribution of Cash by the Disbursing Agent.

1.35.         “Effective Date” means the first Business Day on which all the conditions precedent to the Effective Date specified in Section 10.1 of the Plan shall have been satisfied or waived as provided therein, provided, however, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay is no longer in effect.

1.36.         “Estate(s)” means, individually, the estate of each Debtor in the Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

1.37.         “Exculpated Persons” means the Debtors and their Representatives, NCEY Holdings Corp. and its Representatives, Brazos Lateral Holdings Corp. and its Representatives, and Laurus and its Representatives.

1.38.         “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.39.         “General Unsecured Claim” means an Unsecured Claim that is not (i) an Administrative Claim, (ii) Professional Fee Claim, (iii) Priority Tax Claim, or (iv) Priority Non-Tax Claim; but specifically shall included any and all other Claims not separately classified under the Plan.

1.40.         “Gulf Coast Oil” means Gulf Coast Oil Corporation, a Delaware corporation, and one of the Debtors in these Chapter 11 Cases.

1.41.         “Gulf Coast Oil Interests” means prepetition common stock interest in Gulf Coast Oil, and owned by New Century as of the Record Date.

1.42.         “Holder” means the Beneficial Holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or  Interest in such Class or of such type.

1.43.         “Initial Distribution Date” means the date on which initial distributions are made under the Plan, such date to occur on or as soon as practicable after the Effective Date, but in any case no later than twenty (20) Business Days after the Effective Date.

1.44.         “Intercompany Claim” means any Claim arising prior to the Petition Date against a Debtor by the other Debtor or by a non-Debtor subsidiary, affiliate or partner of a Debtor.

1.45.         “Interest” means an ownership interest in either of the Debtors, whether or not transferable or denominated as “stock” or any similar security.  Interests include the Gulf Coast Oil Interests, the Century Resources Interests and the New Century Interests.

1.46.         “Laurus” means Laurus Master Fund, Ltd. (In Liquidation), and its affiliates, agents or assigns.

1.47.         “Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation.

1.48.         “Litigation Rights” means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, excluding Avoidance Actions, which are to be transferred to, and acquired by, NCEY Holdings Corp. on the Effective Date and retained by NCEY Holdings Corp. pursuant to Section 7.3 of the Plan.

1.49.         “Local Rules” means the applicable local rules of the Bankruptcy Court.

1.50.         “New Century” means New Century Energy Corp., a Colorado corporation and one of the Debtors in these Chapter 11 Cases.

1.51.         “New Century Interests” means the prepetition common stock interests in New Century as of the Record Date.

1.52.         “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, associations, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities or enterprises, irrespective of whether they are governments, agencies or political subdivisions.

1.53.         “Petition Date” means July 28, 2008, the date on which the Debtors commenced their Chapter 11 Cases.

1.54.         “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time.

1.55.         “Post-Confirmation Service List” means the last master service list filed with the Bankruptcy Court prior to the Effective Date.

1.56.         “Priority Non-Tax Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

1.57.         “Priority Tax Claim” means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.58.         “Professional” means a professional employed in the Debtors’ chapter 11 cases under section 327 or 1103 of the Bankruptcy Code or otherwise and any professional seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code.

1.59.         “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

1.60.         “Professional Fee Reserve” means the Cash reserved on the Effective Date in accordance with Section 13.1 of the Plan to be held in a segregated account to be used solely for the payment of Professional Fee Claims in accordance with the terms of the Plan.

1.61.         “Proof of Claim” means a proof of claim filed with the Bankruptcy Court in connection with the Chapter 11 Cases.

1.62.         “Properties” shall mean all assets, personal and real, tangible and intangible, of the Debtors, including but not limited to their interests in realty, personalty, minerals, and oil and gas leases and Litigation Rights.

1.63.         “Ratable Portion” means, with reference to any Distribution on account of any Claim in any Class, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of Claims in the same Class.

1.64.         “Record Date” means the date established by the Court that identifies those Holders entitled to vote for acceptance or rejection of the Plan.

1.65.         “Rejection Claim Bar Date” means that date designated as the last day for filing claims for damages resulting from the rejection of an executory contract or unexpired lease, as set forth in Section 5.3 of the Plan.

1.66.         “Representative” means, with respect to any specified entity, the officers, directors (or functional equivalent, if any), employees, agents, attorneys, accountants, financial advisors, other representatives, subsidiaries, affiliates or any person who controls any of these within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

1.67.         “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

1.68.         “Secured Lender Claims” means the Class 2 Secured Claims of individuals or entities on account of money loaned to the Debtors prior to the Petition Date, including but not limited to those claims of Laurus related to the various loan agreements between Laurus and the Debtors.

1.69.         “Unsecured Claim” means a Claim that is not a Secured Claim.

1.70.         “Unsecured Creditors Fund” means the fund to be established for payment of Allowed Unsecured Claims in the amount of $25,000.00, less (1) any Priority Tax Claims, (2) any Allowed Professional Fee Claims that exceed the Professional Fee Reserve, (3) other Allowed Administrative Claims which first arise on or after the Petition Date, and/or (4) Allowed costs and expenses of the Debtors, post the Effective Date for the duties and obligations required under the Plan to “wind down” the Debtors, including, but not limited to, costs and expenses of the Disbursement Agent in excess of the estimate for such Disbursement Agent, as provided for in the estimate required by Section 13.1 of the Plan which first arise on or after the Effective Date.  The Unsecured Creditors Fund shall be allocated ratably among the unsecured Creditors of New Century, Gulf Coast and Century Resources.

ARTICLE II.  PROVISION FOR PAYMENTS OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

2.1.           Administrative Claims.

On the Initial Distribution Date or fifteen (15) days after the Claim Allowance Date, whichever is later, and except as otherwise provided herein, each holder of an Allowed Administrative Claim, including but not limited to Professional Fee Claims, will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors and such holder have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.2.           Priority Tax Claims.

There are no existing Priority Tax Claims as of the Effective Date.  Accordingly, no Distributions will be made on account of any Priority Tax Claims.  Post-petition tax claims that accrued on and/or after January 1, 2009, will be the responsibility of the purchaser of the Debtors’ Property.

ARTICLE III.  CLASSIFICATION OF  CLAIMS

3.1.           Classification.

Pursuant to section 1122 of the Bankruptcy Code, a Claim is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent the particular Claim has not been paid or released before the Effective Date.  A Claim may be and is classified in other Classes to the extent that any portion of the Claim falls within the description of such other Classes.

3.2.           Unclassified Claims.

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Tax Claims are not classified under the Plan, and the treatment of those Claims is set forth in Article II of the Plan.

3.3.           Identification of Classes.

Classes of Claims against and Interests in the Debtors are Classified as follows:

Class 1 – Priority Non-Tax Claims

Class 2A –Secured Lender Claims of Gulf Coast

Class 2B –Secured Lender Claims of Century Resources

Class 2C –Secured Lender Claims of New Century

Class 3A – Other Secured Claims of Gulf Coast

Class 3B – Other Secured Claims of Century Resources

Class 3C – Other Secured Claims of New Century

Class 4A – General Unsecured Claims of Gulf Coast

Class 4B – General Unsecured Claims of Century Resources

Class 4C – General Unsecured Claims of New Century

Class 5 – Equity Interests in Century Resources

Class 6 – Equity Interests in Gulf Coast Oil

Class 7 – Equity Interests in New Century

3.4.           Unimpaired Classes.

Claims in Classes 1 and 3 are not impaired under the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims and Interests within Classes 1 and 3 are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

3.5.           Impaired Classes.

Claims in Classes 2 and 4 are impaired under the Plan.  Claimholders in impaired Classes 2 and 4 are entitled to vote to accept or reject the Plan.

3.6.           Non-Voting Classes.

Claims and Interests in Classes 5, 6, and 7 shall receive nothing under the Plan and are deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

ARTICLE IV.  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1.           Priority Non-Tax Claims (Class 1).

On the Initial Distribution Date, each holder of an Allowed Class 1 Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, either (i) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (ii) such other treatment as to which the Debtors and such holder have agreed upon in writing.

4.2.           Secured Lender Claims (Class 2).

The Debtors’ assets, including its cash on hand, will be sold as set forth in Section 8.2 herein, and each holder of an Allowed Class 2A, 2B, and 2C Secured Lender Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2 Secured Lender Claim, its Ratable Portion of the proceeds of such sale.

4.3.           Other Secured Claims (Class 3).

Each holder of an Allowed Class 3A, 3B, and 3C Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 3A, 3B, and 3C Claim, on the Initial Distribution Date or fifteen (15) days after the Claim Allowance Date, whichever is later, Cash in an amount equal to such Allowed Secured Claim or such other treatment as the Debtors and such holder shall have agreed upon in writing.  Holders of an Allowed Class 3A, 3B, and 3C Other Secured Claim shall retain their liens until such holders have been paid the Allowed Amount of such Claims in full.

4.4.           General Unsecured Claims (Class 4).

On the Distribution Date, each holder of an Allowed Class 4A, 4B, and 4C Claim will receive Cash equal to its ratable share of the Unsecured Creditors Fund.

4.5.           Equity Interests in Century Resources (Class 5).

All Century Resource Interests and any other securities giving rise to ownership to or resulting from ownership of equity interests in any of the Debtors, and any and all rights related to or arising from such common stock or other securities existing prior to the Effective Date shall be cancelled and extinguished on the Effective Date.

4.6.           Equity Interests in Gulf Coast Oil (Class 6).

All Gulf Coast Oil Interests and any other securities giving rise to ownership to or resulting from ownership of equity interests in any of the Debtors, and any and all rights related to or arising from such common stock or other securities existing prior to the Effective Date shall be cancelled and extinguished on the Effective Date.

4.7.           Equity Interests in New Century (Class 7).

All New Century Interests and any other securities giving rise to ownership to or resulting from ownership of equity interests in any of the Debtors, and any and all rights related to or arising from such common stock or other securities existing prior to the Effective Date shall be cancelled and extinguished on the Effective Date.

4.8.           Reservation of Rights Regarding Claims.

In respect to any affirmative claim which may be asserted against the Debtors or NCEY Holdings Corp., or Brazos Lateral Holdings Corp., the Debtors’, Laurus’s, NCEY Holdings Corp.’s, and Brazos Lateral Holdings Corp.’s rights of setoff or recoupment are preserved by the Plan.

ARTICLE V.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1.           Assumed Contracts and Leases.

This Plan shall constitute a motion to assume and assign to NCEY Holdings Corp. those executory contracts and unexpired leases of the Debtors listed on Schedule A, subject to the conditions and limitations set forth herein.  The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365(a) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.  Except as provided in the Plan, as of the Effective Date, Debtors shall be deemed to have rejected each executory contract and unexpired lease not listed on Schedule A.

5.2.           Payments Related to Assumption of Contracts and Leases.

Any monetary amounts by which each executory contract and unexpired lease is to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors party to the contract or lease, by Cure.  If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the NCEY Holdings Corp., to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption.

5.3.           Rejection Claim Bar Date.

If the rejection by Debtors, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either Debtors or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after the Effective Date.

ARTICLE VI.  CLAIM OBJECTION PROCEDURES AND TREATMENT OF PROOFS OF CLAIM

6.1.           Right to Object to Claims.

The Debtors shall have the exclusive right to object to the allowance of any Proof of Claim filed in these Bankruptcy Cases.  The Debtors, NCEY Holdings Corp., Laurus and/or Brazos Lateral Holdings Corp. shall have the exclusive right to object to any Administrative Claim asserted in these Bankruptcy Cases.

6.2.           Deadline for Claim Objections.

All Claim objections must be filed with the Bankruptcy Court no later than the Claim Objection Deadline; otherwise such Claims shall be deemed allowed in accordance with section 502 of the Bankruptcy Code.

6.3.           Settlement of Claim Objections.

Notice of any proceedings with respect to a Claim objection, including a settlement or withdrawal, will be sufficient if served by the Debtors on the holder of the Claim to which such Claim objection has been made.  Rule 9019 of the Bankruptcy Rules will not apply to the settlement or withdrawal of any Claim objection after the Effective Date.

ARTICLE VII.  MEANS OF IMPLEMENTATION

7.1.           Distributions.

Implementation of the Plan requires entry of the Confirmation Order.  The Plan is to be implemented, if accepted and approved by the Bankruptcy Court, in its entire form.  On the Distribution Date, the Debtors, or NCEY Holdings Corp. shall make or cause to be made to the holders of Allowed Claims the Distributions provided in Section 9.1 hereof.  Disputed Claims shall be resolved in accordance with Section 10.1 hereof and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claim in accordance with Section 10.3 hereof.

7.2.           Sale of the Debtors’ Assets.

The Plan constitutes a motion under section 363 of the Bankruptcy Code to sell the Debtors’ Properties at the Confirmation Hearing pursuant to the terms of the Asset Purchase Agreement and the Plan.  The Confirmation Order constitutes an order by the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code.  The cash on hand and the net proceeds of the sale, if any, of the Properties will result in Cash available for distribution to creditors as provided under the Plan.  After paying or reserving for all transaction costs associated with the sale of the Properties, the proceeds of the sale shall be disbursed in accordance with the Plan.

Laurus shall be allowed to credit bid its claim pursuant to section 363(k) of the Bankruptcy Code in incremental bids in any amounts up to and including the full amount of its Allowed Claim.  For the purposes of bidding at the sale, the Debtors and Laurus have agreed that Laurus may credit bid for the Debtors’ Properties, and including any cash on hand, up to $75 million.  If Laurus is the winning bidder at the sale, unless the net sales price is greater than $75 million, then all cash on hand as well as the Debtors’ Properties will be distributed to Laurus, NCEY Holdings Corp., and/or Brazos Lateral Holdings Corp.  If the sale of the Debtors’ Properties results in net proceeds in excess of $75 million, then $75 million will be distributed to Laurus, and any remaining proceeds will be distributed to Holders of Class 4 Claims.  If Holders of Class 4 Claims are paid in full, then any remaining property will be distributed to the Holders of Class 5 Interests.  The Debtors do not anticipate that the sale of the Debtors’ Properties will exceed $75 million.  Pursuant to Bankruptcy Rule of Procedure 9019(a), the Plan shall constitute a motion to approve the Debtors’ settlement and compromise with Laurus with respect to, inter alia, Laurus’s ability to credit bid up to $75 million.

Management of Property Pending Sale

Pending the closing of a sale of the Properties, the Debtors shall generally manage, maintain, secure and preserve the Properties to the standard of a reasonably prudent owner and operator of oil and gas properties.  Accordingly, the Debtors shall, among other things, collect the proceeds of the production of the Debtors’ Properties and all other monies to which they are entitled, and shall pay or reserve for all costs and expenses incurred in the operation, management, maintenance, and securing of the Properties, including without limitation lease operating expenses, real property taxes and assessments, premiums for casualty and liability insurance; compensation and benefits for management and supervisory personnel, and utilities.  Such expenses shall be paid pursuant to a budget to be agreed upon in advance by the Debtors and Laurus and shall be made pursuant to the Stipulated Final Cash Collateral Order Authorizing Use of Cash Collateral entered on September 29, 2008.  Pending the closing of a sale of the Properties, all of the Debtors’ net income and cash flow, less only such actual and necessary expenses as are set forth in the agreed upon budget, shall be reserved and be disbursed in accordance with the Plan.

7.3.           Preservation of Rights of Action.

Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, on the Effective Date, each Debtor shall transfer to NCEY Holdings Corp. all Litigation Rights that such Debtors may hold against any Person.  NCEY Holdings Corp. may enforce, sue on, settle, or compromise (or decline to do any of the following) all such Litigation Rights as a representative of the Debtors’ estates under section 1123(b)(3)(B) of the Bankruptcy Code.  NCEY Holdings Corp. or its successor(s) may pursue such retained Litigation Rights as appropriate, in accordance with the best interests of NCEY Holdings Corp. or its successor(s) who hold such rights in accordance with applicable state and federal law and consistent with the terms of the Plan.

(a)           Possible Litigation by the Debtors.

The Debtors do not anticipate any litigation.  The Debtors have investigated whether any meritorious Avoidance Actions exist, and the Debtors have concluded that no such actions have merit.  Avoidance Actions are not preserved under the Plan.

7.4.           Effectuating Documents; Further Transactions.

Edward DeStefano or any other individual designated by him shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, and any other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

ARTICLE VIII.  PROVISIONS GOVERNING DISTRIBUTIONS

8.1.           Distributions for Claims Allowed as of Effective Date.

Except as otherwise provided herein or as order by the Bankruptcy Court, all Distributions to holders of Allowed Claims as of the Effective Date shall be made on or as soon as practicable after the Initial Distribution Date.  Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.3 of the Plan.

8.2.           Interest on Claims.

Unless otherwise specifically provided for in the Plan, the Confirmation Order or any Final Order of the Bankruptcy Court, or as required by applicable bankruptcy law (including but not limited to 11 U.S.C. § 506), postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

8.3.           Means of Cash Payment.

Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of such agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

8.4.           Delivery of Distributions.

Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known address of such holders if no Proof of Claim is filed or if the Debtors, or NCEY Holdings Corp., have been notified of a change of address), (b) at the addresses set forth in any written notice of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.

8.5.           Setoffs.

The Debtors, or NCEY Holdings Corp., may, but shall not be required to, set off against any Claim (and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim) claims of any nature whatsoever that the Debtors or NCEY Holdings Corp. may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, or NCEY Holdings Corp., of any such claim that the Debtors, or NCEY Holdings Corp., may have against such holder.

8.6.           Prepayment.

Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parties among the Classes of Claims.

8.7.           No Distribution in Excess of Allowed Amount of Claim.

Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution of value in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Effective Date pursuant to the Plan).

8.8.           Allocation of Distributions.

All Distributions received under the Plan by holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

ARTICLE IX.  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

9.1.           Prosecution of Objections to Claims.

(a)           Objections to Claims.

All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline.  If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim, if such Claim has not been allowed earlier.  The Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any claim, including during the pendency of any appeal relating to any such objection.  In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims may be estimated and thereafter resolved by any permitted mechanisms.

(b)           Authority to Prosecute Objections.

After the Confirmation Date, only the Debtors shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Proofs of Claim.  From and after the Effective Date, the Debtors, NCEY Holdings Corp., Laurus and/or Brazos Lateral Holdings Corp. shall have the exclusive right to object to any Administrative Claim asserted in these Bankruptcy Cases. From and after the Effective Date, the Debtors, with NCEY Holdings Corp.’s written consent, Brazos Lateral Holdings Corp, or NCEY Holdings Corp. may settle or compromise any Disputed Claim without the approval of the Bankruptcy Court.  The Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them, and Litigation Rights or other claims that they may have against other Persons up to and including the Effective Date.

9.2.           Treatment of Disputed Claims; Disputed Claims Reserves.

(a)           Disputed Claims.

Notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is Disputed, until such Claim becomes an Allowed Claim.

(b)           Reserves for Disputed Claims.

The Debtors shall establish a separate Disputed Claims Reserve, to be managed by NCEY Holdings Corp., for the treatment of Disputed Claims.  The Debtors shall deposit into the Disputed Claims Reserves an amount equal to the Ratable Portion of the current Distribution allocable to Disputed Claims, as if such Claims were Allowed Claims.  The Disputed Claims Reserve shall be held in trust by the Debtors for the benefit of the holders of Allowed Claims whose Distributions are unclaimed and holders of Disputed Claims pending a determination of their entitlement thereto under the terms of the Plan.

9.3.           Distributions on Account of Disputed Claims Once They are Allowed.

At such time as a Disputed Claim becomes an Allowed Claim, any Distributions reserved for such Allowed Claim shall be released from the Disputed Claims Reserve and delivered to the holder of such Allowed Claim in an amount proportionate to the Allowed amount of any such Claim.  In the event that the Disputed Claim is disallowed in its entirety, the Distributions provided for such Claim shall be available for appropriate Distribution to the holders of other Allowed Claims, as applicable.

9.4.           Unclaimed Distributions and Uncashed Checks.

If a Distribution to any Claimant is returned as undeliverable, the Debtors shall use reasonable efforts to determine such Claimant’s then-current address.  After reasonable efforts, if NCEY Holdings Corp. cannot determine such Claimant’s then-current address, then unless and until NCEY Holdings Corp. are notified of such Claimant’s then-current address, no further Distributions shall be made to such Claimant, unless and until NCEY Holdings Corp. are notified of such Claimant’s then-current address.  All such Distributions shall be set aside and held in a segregated interest-bearing account.  All claims for undeliverable Distributions must be made on or before the later of the first (1st) anniversary of the Effective Date of the Plan, or the ninetieth (90th) day following the date on which such Claim is Allowed.  After such date, all unclaimed Distributions shall revert to the NCEY Holdings Corp. pursuant to section 347(b) of the Bankruptcy Code, and the Claim of any holder, or successor to such holder, with respect to such Distribution will be discharged and forever barred.  Checks issued in respect of Allowed Claims will be null and void if not negotiated within six (6) months after the date of issuance thereof.  In no event shall any unclaimed Distribution escheat to any state.

ARTICLE X.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

10.1.                      Conditions Precedent to Effective Date.

The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section 10.2 of the Plan:

(a)           the Confirmation Order, in form and substance acceptable to the Debtors and Laurus shall have been entered by the Clerk of the Bankruptcy Court, and there shall not be a stay or injunction in effect with respect thereto;

(b)           all authorizations, consents and agreements required, if any, in connection with the consummation of the Plan shall have been obtained;

(c)           the Debtors and NCEY Holdings Corp. shall have in place as of the Effective Date liability insurance;

(d)           the Debtors shall have established the Disputed Claim Reserve in the amount attributable to the Ratable Portion that would have been paid to the holder of the Disputed Claim on the Initial Distribution Date had that Claim been Allowed;

(e)           the Debtors shall have created the Professional Fee Reserve in accordance with Section 13.1 of this Plan; and

(f)           the Debtors shall have created the Unsecured Creditors’ Fund.

10.2.                      Waiver of Conditions.

Each of the conditions precedent identified in Section 10.1, other than 10.1(a), 10.1(e), and 10.1(f) hereof, and only with Laurus’ written consent, may be waived, in whole or in part, by the Debtors in writing.  Any such waivers of a condition precedent in Section 10.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

ARTICLE XI.  DEFAULTS

11.1.                      Events of Default.

An event of default shall have occurred if the Debtors or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan.

11.2.                      Remedies for Defaults.

Subject to section 1112 of the Bankruptcy Code, should an event of default occur by the Debtors or any other Person, at least one other party-in-interest (including the Debtor) must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified on the Post-Confirmation Service List.  If the default is not cured within ten (10) Business Days after service of the notice of default, the notifying party may present an ex parte order to the Bankruptcy Court setting the date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order.  If the defaulting party is to be found in default of the Plan, the Bankruptcy Court shall:

(a)           assess the costs of the Debtors or other party-in-interest proceeding on the order to show cause against the defaulting party; and

(b)           designate a person to appear, sign or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

ARTICLE XII.  RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases, the Plan and the Confirmation Order pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)           to hear and determine pending applications for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b)           to enforce all agreements, assumed, if any, and to recover all property of the estate wherever located;

(c)           to determine any and all adversary proceedings, applications and contested matters, including, without limitation, Litigation Rights;

(d)           to ensure that Distributions to holders of Allowed Claims are accomplished as provided herein;

(e)           to hear and determine any timely objections to Administrative Claims or to Proofs of Claim, including, without limitation, any objections to the classification of any Claim, and to allow or disallow any Disputed Claim in whole or in part;

(f)            to determine the validity, extent and priority of all Liens, if any, against properties of the Estates;

(g)           to determine all assertions of an ownership interest in, the value of, or title to, any property of the Estates;

(h)           to determine any tax liability of the Estates in connection with the Plan, actions taken, distributions or transfers made thereunder;

(i)            to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(j)            to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(k)           to consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(l)            to hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(m)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions, including any private sale(s) of the Properties, or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(n)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)           to hear and determine any other matter not inconsistent with the Bankruptcy Code;

(p)           to hear and determine all disputes involving the existence, scope, and nature of any discharges granted under the Plan and the Confirmation Order;

(q)           to issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan;

(r)            to determine such other matters as may be provided in the Confirmation Order; and

(s)           to enter final decrees closing the Chapter 11 Cases.

ARTICLE XIII.  MISCELLANEOUS PROVISIONS

13.1.                         Professional Fee Claims; Expense Reimbursement.

Each Professional retained or requesting compensation in the Chapter 11 Cases pursuant to section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall be required to file and serve an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before thirty (30) days after the Effective Date.  Objections to any application made under this section 13.1 shall be filed on or before twenty (20) days after the filing of such application and served on NCEY Holdings Corp., the United States Trustee and the requesting Professional.

Professional Fee Claims shall be paid by the Debtor at such time as the Claim becomes allowed by a Final Order of the Bankruptcy Court from the Professional Claims Reserve.

On or prior to the Confirmation Date, each Professional seeking compensation or reimbursement under section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall provide the Debtors with a written estimate of the amount of its requested compensation and reimbursement through the Effective Date.  On the Effective Date, the Debtors shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of such estimated compensation or reimbursements, unless otherwise previously paid by the Debtors.  The funds in the Professional Claims Reserve shall be used solely for the payment of Allowed Professional Fee Claims.  Allowed Professional Fee Claims may only be paid from the Professional Claims Reserve and, if applicable, the Unsecured Claims Fund.

Broadpoint was the Debtors’ financial advisor from the Petition Date until February 10, 2009, when the Broadpoint Letter Agreement was terminated by the Debtors.  The Debtors, Laurus, and Broadpoint have resolved all claims and causes of action between or among them as set forth herein.  On the later of the Effective Date or the date that the Court approves Broadpoint’s Professional Fee Claim, Broadpoint shall receive the total sum of $326,000.00 in full and final satisfaction of its claims against the Debtors.  Further, Broadpoint shall retain all amounts previously paid by the Debtors to Broadpoint since the Petition Date.  Effective upon the payment of such amount, Broadpoint, on behalf of itself, its predecessors, successors, and assigns, fully and completely release the Debtors, NCEY Holdings Corp., and Laurus and their affiliates, and each of their respective officers, directors and professionals from all liability and does covenant not to sue, regarding any and all prepetition and postpetition claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs and expenses of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, that Broadpoint may have or claim under the Broadpoint Letter Agreement or in connection with or relating to the Debtors, these Bankruptcy Cases or Broadpoint’s employment in these cases.  In exchange for the releases provided herein and other good and valuable consideration, the Debtors and Laurus on behalf of themselves, their predecessors, successors, and assigns, fully and completely release Broadpoint and its affiliates, and each of its respective officers, directors and professionals from all liability and does covenant not to sue, regarding any and all prepetition and postpetition claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs and expenses of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, that the Debtors or Laurus may have or claim under the Broadpoint Letter Agreement or in connection with or relating to the Debtors, these Bankruptcy Cases or Broadpoint’s employment in these cases.

13.2.                      Administrative Claims.

All requests for payment of an Administrative Claim (other than as set forth in Sections 13.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtor no later than twenty (20) days after the Effective Date.  Unless the Debtors, or NCEY Holdings Corp., object to an Administrative Claim within twenty (20) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested.  In the event the Debtors, or NCEY Holdings Corp., object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

13.3.                      Payment of Statutory Fees.

All fees payable under section 1930, chapter 123, title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.  Any such fees accrued after the Effective Date will be paid by NCEY Holdings Corp. in the ordinary course of business.

13.4.                      Modifications and Amendments.

Except with respect to the terms of Section 13.1, the Debtors may alter, amend, or modify the Plan or any Exhibit pursuant to section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date only with the written consent of Laurus.  After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, with Laurus’s written consent, pursuant to section 1127(b) of the Bankruptcy Code institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, any Exhibit, or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or the order of the Bankruptcy Court.

13.5.                      Severability of Plan Provisions.

Except as otherwise provided herein, in the event that, prior to the Effective Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then if requested by the Debtors, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. Notwithstanding the foregoing or any other provision of the Plan, to the extent Section 4 of the Plan or any part thereof is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Plan shall be deemed null and void for all purposes.

13.6.                      Dissolution of the Debtors.

Pursuant to Colo. Rev. Stat. section 7-114-201 and Del. Code Ann. tit. 8 § 285, the Confirmation Order shall constitute dissolution of the Debtors by judicial decree or judgment.  However, the Debtors shall continue in existence post-confirmation for the limited purposes of winding up their affairs and to perform the limit actions contemplated in the Plan, including for the purposes of filing objections to Claims.

13.7.                      Discharge of the Debtors.

As provided in section 1141(d)(3) of the Bankruptcy Code, because (i) the Plan provides for the liquidation of all of the Debtors’ estates, (ii) the Debtors will not engage in business after consummation of the Plan, and (iii) the Debtors would be denied a discharge under section 727(a) if this were a case under Chapter 7, the Debtors will not receive a discharge.

13.8.                      Releases and Limitation of Liability of Exculpated Persons.

The Exculpated Persons shall not have or incur any liability to any Person for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming, or consummating this Plan, or any contract, instrument, filing with governmental agencies, release, or other agreement or document created in connection with or related to this Plan, or the administration of the Bankruptcy Cases, nor with respect to any liability, claim or cause of action, whether known or unknown, asserted or unasserted, belonging to or assertable by the Debtors or the Estates against the Exculpated Persons, from the beginning of time until the Effective Date.  The Exculpated Persons shall have no liability to any Person for actions taken in good faith under or relating to this Plan or in connection with the administration of the Bankruptcy Cases including, without limitation, failure to obtain confirmation of this Plan or to satisfy any condition or conditions precedent, or waiver of or refusal to waive any condition or conditions precedent to confirmation or to the occurrence of the Effective Date.  Further, the Exculpated Persons shall not have or incur any liability to any Person for any act or omission in connection with or arising out of their administration of this Plan, except for gross negligence or willful misconduct as determined by the Bankruptcy Court.

13.9.                      Binding Effect.

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against the Debtors, and their respective successors and assigns, including, but not limited to, NCEY Holdings Corp., and all other parties-in-interest in the Chapter 11 Cases.

13.10.                      Revocation, Withdrawal, or Non-Consummation.

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim of Class of Claims), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for the consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or other Person, (ii) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

13.11.                      Notices.

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor under the Plan shall be made (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first-class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Gulf Coast Oil CorporationCentury Resources, Inc.
New Century Energy Corp.
Edward DeStefano
1770 St. James Place, Suite 380
Houston, Texas 77056

with copies to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002-2910
Attn:David Zdunkewicz, Esq.
Telephone:(713) 220-4200
Facsimile:(713) 220-4285

Warner Stevens, L.L.P.
301 Commerce Street, Suite 1700
Fort Worth, TX 76102
Attn:  Michael Warner, Esq.
Telephone: (817) 810-5250
Fax: (817) 810-5255

13.12.                      Term of Injunctions or Stays.

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the 30th day following the Effective Date.

13.13.                      Computation of Time.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

13.14.                      Ratification.

The Confirmation Order shall ratify all transactions effectuated by the Debtors during the pendency of their Chapter 11 Cases.

13.15.                      Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas shall govern the construction and implementation of the Plan, (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan, and any partnership governance matters with respect to the Debtors; in each case without giving effect to the principles of conflicts of law thereof.

Dated:   March 13, 2009.

GULF COAST OIL CORPORATION
CENTURY RESOURCES, INC.
NEW CENTURY ENERGY CORP.
By: /s/ Edward R. DeStefano
Edward R. DeStefano
President
David A. Zdunkewicz
(Texas Bar No. 22253400)
Chasless L. Yancy
(Texas Bar No. 24033481)
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone:  713.220.4200
Facsimile: 713.220.4285

Attorneys for Gulf Coast Oil Corporation,
Century Resources, Inc., and New Century
Energy Corp.

Schedule A

Schedule B

Priority Tax Claims

None